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                                                                    EXHIBIT 99.1

                            JOINT FILING AGREEMENT

         This will confirm the agreement by and between the undersigned that the Statement on Schedule 13D (the "Statement") filed on or about this date relating to the offer by Diamondhead Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Cendant Corporation, a Delaware Corporation ("Cendant"), to purchase all the outstanding shares of common stock, par value $0.001 per share, of Cheap Tickets, Inc. a Delaware corporation ("Cheap Tickets") is being filed on behalf of the undersigned.

         Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

         This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.

Date: August 23, 2001


                                         CENDANT CORPORATION

                                         By:    /s/ Eric J. Bock
                                         Name:  Eric J. Bock
                                         Title: Senior Vice President, Law and
                                                Corporate and Secretary


                                         DIAMONDHEAD ACQUISITION CORPORATION

                                         By:    /s/ Eric J. Bock
                                         Name:  Eric J. Bock
                                         Title: Senior Vice President and
                                                Secretary